AMENDMENT NO. 1 TO
MASTER SHELF AGREEMENT
(SCS Transportation, Inc.)

As of April 21, 2005

Prudential Investment Management, Inc. (“Prudential”)
The Prudential Insurance Company

of America (“PICA”)

Pruco Life Insurance Company
Reliastar Life Insurance Company
Southland Life Insurance Company
Each Prudential Affiliate (as defined herein)

which becomes bound by certain provisions of the
Agreement as hereinafter provided (together with
each above-named entity, the “Purchasers”)

c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201

Ladies and Gentlemen:

We refer to the Master Shelf Agreement, dated as of September 20, 2002 (the “Agreement”), among the undersigned, SCS Transportation, Inc. (the “Company”), Prudential, PICA, Pruco Life Insurance Company, Reliastar Life Insurance Company and Southland Life Insurance Company. Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

The Company desires to (i) increase the amount of the Notes available to be issued under the Agreement to an aggregate principal amount of $150,000,000, (ii) extend the Issuance Period until April 21, 2008 and (iii) amend certain provisions of the Agreement. Prudential and the holders of Notes have agreed to permit the Facility to be increased to $150,000,000. However, PICA and its Subsidiaries and other corporations owned by Prudential Financial, Inc. may only purchase and hold Notes in an aggregate principal amount not to exceed $100,000,000. Amounts in excess of $100,000,000 of Accepted Notes will be purchased by Prudential Affiliates that are managed accounts managed by Prudential.

Therefore, Prudential, the holders of the Notes and the Company, in consideration of the mutual promises and agreements set forth herein and in the Agreement, agree as follows:

1. Amendments.

(a) Paragraph 1. Authorization of Notes. Paragraph 1 of the Agreement is amended by deleting the amount “$125,000,000” contained therein and substituting therefore the amount “$150,000,000.”

(b) Paragraph 2A. Facility. Paragraph 2A of the Agreement is amended in full to read as follows:

"(i) Facility. Prudential is willing to consider, in its sole discretion and within limits which may be authorized for purchase by Prudential Affiliates from time to time, the purchase of $150,000,000 of the total amount of authorized Notes pursuant to this Agreement. The willingness of Prudential to consider such purchase of Notes is herein called the “Facility”. At any time, subject to the additional limitations in Paragraph 2A(ii), the aggregate principal amount of Notes stated in Paragraph 1A, minus the aggregate principal amount of Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes which have not yet been purchased and sold hereunder prior to such time is herein called the “Available Facility Amount” at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF NOTES, AND THE FACILITY SHALL IN NO WAY BE CONSTRUED AS A COMMITMENT BY PRUDENTIAL OR ANY PRUDENTIAL AFFILIATE.

(ii) Limitation on Facility. Notwithstanding anything in paragraph 2A(i), the Company may not request the issuance of Notes, and neither Prudential nor any other Prudential Financial Entity shall be required to purchase Notes pursuant to the Facility if, after the issuance of such Notes, the aggregate amount of SCS Exposure would exceed $100,000,000. If the purchase of any Accepted Note would cause the aggregate amount of SCS Exposure to exceed $100,000,000, such Accepted Notes would be purchased by Prudential Affiliates that are not Prudential Financial Entities.”

(c) Paragraph 2B. Issuance Period. Paragraph 2B of the Agreement is amended in full to read as follows:

“2B. Issuance Period. Notes may be issued and sold pursuant to this Agreement until the earlier of (i) April 21, 2008 (or if such day is not a Business Day, the Business Day next preceding such day) and (ii) the thirtieth day after Prudential shall have given to the Company, or the Company shall have given to Prudential, written notice stating that it elects to terminate the issuance and sale of Notes pursuant to this Agreement (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Notes may be issued and sold pursuant to this Agreement is herein called the ‘Issuance Period‘.”

(d) Paragraph 5A. Financial Statements; Notice of Defaults. Paragraph 5A of the Agreement is amended (I) by amending clause (i) thereof to delete the word “GAAP” at the end thereof and replace it with the phrase “then current SEC and GAAP standards” and (II) by amending clause (ii) thereof to delete the word “GAAP” at the end thereof and replace it with the phrase “then current SEC and GAAP standards.”

(e) Paragraph 6A(1). Total Indebtedness to EBITDAR Ratio. Paragraph 6A(1) of the Agreement is amended in its entirety to read as follows:

“6A(1). Total Indebtedness to EBITDAR Ratio. The Company will not permit, on any date, the ratio of (i) Total Indebtedness excluding all letters of credit on such date to (ii)(a) EBITDAR of the Company for the period of four consecutive fiscal quarters most recently ended on or immediately preceding the date of determination and (b) without duplication, EBITDAR for any Person acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise for each consecutive fiscal quarter or portion thereof from the date 12 months prior to the date of termination to the applicable acquisition less (c) EBITDAR for any Person disposed of by the Company or any Subsidiary for each consecutive fiscal quarter or portion thereof from the date 12 months prior to the date of determination to the applicable disposition to be greater than 2.75 to 1.00.”

(f) Paragraph 6A(2). Adjusted Total Indebtedness to EBITDAR Ratio. Paragraph 6A(2) of the Amendment is amended in its entirety to read as follows:

“6A(2). Adjusted Total Indebtedness to EBITDAR Ratio. The Company will not permit, on any date, the ratio of (i) Adjusted Total Indebtedness on such date to (ii)(a) EBITDAR of the Company for the period of four consecutive fiscal quarters most recently ended on or immediately preceding the date of determination and (b) without duplication, EBITDAR for any Person acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise for each consecutive fiscal quarter or portion thereof from the date 12 months prior to the date of termination to the applicable acquisition less (c) EBITDAR for any Person disposed of by the Company or any Subsidiary for each consecutive fiscal quarter or portion thereof from the date 12 months prior to the date of determination to the applicable disposition to be greater than 3.00 to 1.00.”

(g) Paragraph 6C(1). Liens. Paragraph 6C(1) of the Amendment is amended by amending clause (viii) thereof in its entirety to read as follows:

"(viii) Liens encumbering assets of a Person acquired by the Company or one of its Subsidiaries, provided that such Liens are released and the Indebtedness secured thereby repaid within 45 days of the date of acquisition thereof.”

(h) Paragraph 6C(2). Debt. Paragraph 6C(2) is amended by deleting the word “and” after clause (iii) thereof, (II) by deleting the period after clause (iv) thereof and substituting therefor “; and” and (III) by adding a new clause (v) to read as follows:

"(v) Indebtedness described on Schedule 6C(2) hereof.”

(i) Paragraph 6C(3). Loans, Advances and Investments. Paragraph 6C(3) of the Agreement is amended by amending clause (viii) thereof in its entirety to read as follows:

"(viii) other investments not to exceed $3,000,000 in the aggregate for reasonable business purposes.”

(j) Paragraph 6C(7). Sale and Leaseback. Paragraph 6C(7) of the Agreement is amended by deleting the word “tractor” therein and replacing it with the word “property”.

(k) Paragraph 6G. Borrowing Base. Paragraph 6G of the Agreement is amended by deleting such paragraph in its entirety:

(l) Paragraph 6H. Acquisitions Paragraph. Paragraph 6H of the Agreement is amended by deleting such paragraph in its entirety.

(m) Paragraph 6. Negative Covenants. Paragraph 6 of the Agreement is amended by adding thereto a new paragraph 6I to read as follows:

“6I. Terrorism Sanctions Regulations. The Company will not and will not permit any Subsidiary to (i) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engage in any dealings or transactions with any such Person.”

(n) Paragraph 7A. Acceleration. Paragraph 7A of the Agreement is amended by amending clause (xiv)(E) thereof in its entirety to read as follows:

"(E) The Company or any ERISA Affiliate withdraws from any Multiemployer Plan which creates an obligation of the Company in excess of $1,000,000.”

(o) Paragraph 8. Representations, Covenants and Warranties. Paragraph 8 of the Agreement is amended by adding thereto a new paragraph 8T to read as follows:

“8T. Foreign Assets Control Regulations, Etc. (i) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the Foreign Assets Control Regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(ii) Neither the Company nor any Subsidiary (a) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(iii) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.”

(p) Paragraph 10B. Other Terms. Paragraph 10B of the Agreement is amended by (i) deleting the definition of “Borrowing Base” and (ii) adding new definitions of “Anti-Terrorism Order”, “Other Company Notes”, “Prudential Financial Entity”, “SCS Transportation Exposure” and “USA Patriot Act” in alphabetical order to read as follows:

"'Anti-Terrorism Order’ shall mean Executive Order No. 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

‘Other Company Notes’ shall mean any promissory notes of the Company or any Subsidiary issued pursuant to agreements, indentures or other instruments (other than this Agreement).

‘Prudential Financial Entity’ shall mean (i) PICA, Pruco Life Insurance Company, Pruco Life Insurance Company of New Jersey and any other corporation or other entity controlling, controlled by, or under common control with, PICA. For purposes of this definition the terms “control”, “controlling” and “controlled” shall mean the ownership, directly or through subsidiaries, of a majority of a corporation’s or other entity’s voting stock or equivalent voting securities or interests.

‘SCS Exposure’ shall mean, at any time, the aggregate principal amount of (i) Notes outstanding at such time held by Prudential Financial Entities (other than Notes held for separate accounts), (ii) Accepted Notes which Prudential Financial Entities have agreed to purchase but which have not been purchased at such time (other than Accepted Notes to be purchased for separate accounts) and (iii) Other Company Notes outstanding at such time held by Prudential Financial Entities (other than Other Company Notes held for separate accounts).

‘USA Patriot Act’ shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001, as amended from time to time, and the rules and regulations promulgated hereunder from time to time in effect.”

(q) Paragraph 10C. Accounting Principles, Terms and Determinations. Paragraph 10C of the Agreement is amended by amending the first sentence thereof to delete the date “January 1, 2002” and replacing it with the date “January 1, 2005”.

(r) Cover Page. The Cover Page attached to the Agreement is replaced in its entirety by the Cover Page attached hereto as Exhibit A.

(s) Schedule 6.2. The Agreement is amended by adding a new Schedule 6C(2) attached hereto as Exhibit B.

(t) Schedule 6C(3). Schedule 6C(3) attached to the Agreement is deleted.

2. Conditions Precedent. The effectiveness of this Amendment is contingent on:

(a) the Company providing to Prudential certified copies of resolutions of its Board of Directors approving the amendments to the Agreement contained herein;

(b) the Consent attached hereto shall have been executed by the Subsidiary Guarantors;

(c)	receipt by Prudential of a $25,000 structuring fee for extending and increasing the Facility; and

(d) receipt by Prudential of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the amendments to the Agreement herein contained.

3. Miscellaneous. On and after the effective date of this Letter Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Agreement, and each reference in the Notes to “the Agreement,” “thereunder,” “thereof,” or words of like import referring to the Agreement, shall mean the Agreement as amended by this Letter Amendment. The Agreement, as amended by this Letter Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Letter Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.

This Amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterpart shall be an original and all of which, taken together, shall constitute one and the same Amendment.

If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least one counterpart of this Amendment to SCS Transportation, Inc., One Main Plaza, 4435 Main Street, Kansas City, MO 64111, Attention of Chief Financial Officer. This Amendment shall become effective as of the date first above written when and if counterparts of this Amendment shall have been executed by us and you.

Very truly yours,

SCS Transportation, Inc.

By: James J. Bellinghausen
Title: Vice President – Finance and Chief Financial Officer

Agreed as of the date first above written:

Prudential Investment Management, Inc.

By: B. Lemons

Vice President

The Prudential Insurance Company of America

By: B. Lemons

Vice President

Pruco Life Insurance Company

By: B. Lemons

Vice President

Reliastar Life Insurance Company

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By: B. Lemons

Vice President

Southland Life Insurance Company

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By: B. Lemons

Vice President

CONSENT

Each of the undersigned, as a Guarantor under the Guaranty Agreement dated as of September 20, 2002 (the “Guaranty”) in favor of the holders from time to time of the Notes issued pursuant to the Agreement, referred to in the foregoing Amendment No. 1 to Master Shelf Agreement (the "Amendment”), hereby consent to the Amendment (including without limitation, the increase in the amount of Notes that may be issued under the Agreement to $150,000,000 and extending the period during which Notes may be issued until April 21, 2008) and hereby confirm and agree that, notwithstanding the effectiveness of the Agreement, the Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

SAIA MOTOR FREIGHT

LINE, INC.

By:

Name: Richard D. O’Dell
Title: President and CEO

JEVIC TRANSPORTATION, INC.

By:

Name: Paul J. Karvois
Title: President and CEO

EXHIBIT A

[Execution Copy]

SCS TRANSPORTATION, INC.

$150,000,000

SENIOR NOTES

MASTER SHELF AGREEMENT

Dated as of September 20, 2002

This Agreement contains confidentiality obligation (paragraph 11S)

EXHIBIT B

SCHEDULE 6C(2)

(Existing Debt)

The unsecured promissory note of Saia Motor Freight Line, Inc. and guaranteed by SCS Transportation, Inc. dated February 16, 2004 in the amount of $6,200,000.00 payable to James D. Clark, an individual and as agent for others. The note is due February 16, 2008 and bears interest at the prime rate (as published in the Wall Street Journal) minus 1.25% and is adjusted each February 16 and August 16.